--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       HUNTINGTON BANCSHARES INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       Huntington Bancshares Incorporated
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio  43287

RALPH K. FRASIER
General Counsel and Secretary


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

         The Thirty-First Annual Meeting of Shareholders of Huntington Bancshares Incorporated will be held in the Capitol Square Banking Lobby of The Huntington National Bank, 17 South High Street, Columbus, Ohio, on Thursday, April 24, 1997, at 5:00 p.m. local Columbus, Ohio time, for the following purposes:

         (1) To elect three directors to serve as Class I Directors until the Annual Meeting of Shareholders to be held in the year 2000 and until their successors are elected.

         (2) To consider and act upon a proposal to approve the Huntington Bancshares Incorporated Amended and Restated 1994 Stock Option Plan.

         (3) To ratify the appointment of Ernst & Young LLP, independent auditors, to serve as auditors for the Corporation for the year 1997.

         (4) To transact any other business which may properly come before the meeting.

         You will be welcome at the meeting, and we hope you can attend. Directors and officers of Huntington Bancshares Incorporated and representatives of its independent auditors will be present to answer your questions and to discuss its business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person, and your proxy will not be used.

Sincerely yours,


Ralph K. Frasier
February 20, 1997


             ------------------------------------------------------
                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
             ------------------------------------------------------

Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio 43287

                          ----------------------------

                                 PROXY STATEMENT
                          ----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 1997
                               -------------------


         This Proxy Statement is furnished to the shareholders of Huntington Bancshares Incorporated (the "Corporation") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on April 24, 1997, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Corporation. This Proxy Statement and the enclosed proxy will be first sent or given to the Corporation's shareholders on approximately February 20, 1997.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Corporation prior to the meeting. The proxy will be voted FOR the nominees for director named herein, FOR the approval of the Huntington Bancshares Incorporated Amended and Restated 1994 Stock Option Plan, and FOR the ratification of Ernst & Young LLP's appointment as independent auditors, if no direction is made to the contrary.

         A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Corporation prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

         The Corporation will bear the cost of the solicitation of proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Corporation may solicit proxies by mail, telegram, telephone or other means of electronic transmission, or personal interview. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies and will pay such firm fees of approximately $4,000.00 plus expenses.

         Holders of record of Common Stock at the close of business on February 10, 1997, will be entitled to vote at the Annual Meeting. At that date, the Corporation had 141,487,894 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

         A majority of the outstanding shares of the Corporation will constitute a quorum at the meeting. Under the law of Maryland, the Corporation's state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors and ratification of independent auditors, but not on non-routine matters.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Each other matter to be submitted to the shareholders at this meeting requires the affirmative vote of a majority of all the votes cast by the holders of Common Stock for approval or ratification of the matter. Broker non-votes and abstentions are not counted as votes cast at the meeting and thus will have no effect.

ELECTION OF DIRECTORS

         The Corporation's Charter provides for a classified Board of Directors. In accordance with the Corporation's Bylaws, the Board of Directors has, by resolution, set the number of authorized directors at eleven. The Board of Directors proposes the election of three directors at the 1997 Annual Meeting of Shareholders to serve as Class I Directors. The nominees for Class I Directors, if elected, will each serve a three-year term expiring at the year 2000 Annual Meeting of Shareholders and until their successors are elected.

         Zuheir Sofia and William J. Williams are currently Class I Directors of the Corporation and were elected at the 1994 Annual Meeting of Shareholders to serve three-year terms expiring in 1997. Messrs. Sofia and Williams are being nominated by the Board of Directors for reelection as Class I Directors. Robert
H. Schottenstein is being nominated by the Board of Directors as a Class I Director. Mr. Schottenstein has served as a director of The Huntington National Bank since 1995.

         John B. Gerlach, who was elected as a Class I Director at the 1994 Annual Meeting, died in January 1997. Mr. Gerlach served as a director of the Corporation from 1984 until his death. The knowledge and skill Mr. Gerlach brought to the Board of Directors will be missed.

         W. Lee Hoskins was also elected as a Class I Director at the 1994 Annual Meeting. Mr. Hoskins has announced his resignation as Chairman and Chief Executive Officer of The Huntington National Bank, effective on or before June 30, 1997, and is not a candidate for reelection as a Class I Director.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Schottenstein, Sofia, and Williams as Class I Directors. In the event that any of the nominees for director should become unavailable, the number of directors of the Corporation may be decreased pursuant to the Bylaws, or the Board of Directors may designate a substitute nominee, in which event such shares will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

         The following tables set forth certain information concerning each nominee and each continuing director of the Corporation.



                                CLASS I DIRECTORS
                 (NOMINEES FOR TERMS EXPIRING IN THE YEAR 2000)


                                                                             DIRECTORSHIPS HELD IN ANY COMPANY
                                                                           WITH A CLASS OF SECURITIES REGISTERED
                   NAME AND PRINCIPAL                          DIRECTOR   PURSUANT TO SECTIONS 12 OR 15(d) OF THE
                      OCCUPATION(1)                  AGE        SINCE         SECURITIES EXCHANGE ACT OF 1934
---------------------------------------------------------------------------------------------------------------------
ROBERT H. SCHOTTENSTEIN
        President, M/I Schottenstein Homes,           44          --      M/I Schottenstein Homes, Inc.
        Inc., homebuilding
ZUHEIR SOFIA
        President, Chief Operating Officer,           52         1984
        and Treasurer of the Corporation
WILLIAM J. WILLIAMS
        Retired Chairman, The Huntington              68         1985      Centerior Energy Corporation,
        National Bank                                                      Republic Engineered Steels, Inc.,
                                                                           UNR Industries, Inc.

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 1998)


                                                                            DIRECTORSHIPS HELD IN ANY COMPANY
                                                                           WITH A CLASS OF SECURITIES REGISTERED
                   NAME AND PRINCIPAL                          DIRECTOR   PURSUANT TO SECTIONS 12 OR 15(d) OF THE
                      OCCUPATION(1)                  AGE        SINCE         SECURITIES EXCHANGE ACT OF 1934
-------------------------------------------------------------------------------------------------------------------
DON CONRAD
        Chairman and Chief Executive Officer,         68         1989
        WACO Oil Co., Inc., retail
        gasoline/convenience stores, car
        washes, and self storage warehouses
GEORGE A. SKESTOS
        Retired Chairman, Homewood                    69         1995
        Corporation, residential
        construction and development
LEWIS R. SMOOT, SR.
        President and Chief Executive Officer,        63         1995     M/I Schottenstein Homes, Inc.
        The Smoot Corporation, general
        construction and construction
        management
FRANK WOBST
        Chairman and Chief Executive                  63         1974
        Officer of the Corporation; Chairman
        of the Executive Committee of The
        Huntington National Bank; Chairman,
        The Huntington Trust Company,
        National Association

                               CLASS III DIRECTORS
                             (TERMS EXPIRE IN 1999)


                                                                            DIRECTORSHIPS HELD IN ANY COMPANY
                                                                           WITH A CLASS OF SECURITIES REGISTERED
                   NAME AND PRINCIPAL                          DIRECTOR   PURSUANT TO SECTIONS 12 OR 15(d) OF THE
                      OCCUPATION(1)                  AGE        SINCE         SECURITIES EXCHANGE ACT OF 1934
-------------------------------------------------------------------------------------------------------------------
DON M. CASTO III
        Principal, Don M. Casto Organization,         52         1985
        real estate developers
PATRICIA T. HAYOT
        Head of Columbus School for Girls             51         1996
WM. J. LHOTA
        Executive Vice President, American            57         1990     AEP Generating Company,
        Electric Power, an investor owned                                 Appalachian Power Company,
        electric utility system serving                                   Blackhawk Coal Company,
        customers in parts of Indiana,                                    Columbus Southern Power
        Kentucky, Michigan, Ohio, Tennessee,                              Company, Indiana Michigan Power
        Virginia and West Virginia                                        Company, Kentucky Power
                                                                          Company, Ohio Power Company,
                                                                          State Auto Financial Corporation
TIMOTHY P. SMUCKER
        Chairman, The J. M. Smucker                   52         1978     The J. M. Smucker Company,
        Company, manufacturer of jams,                                    Kellogg Company
        jellies, preserves, and ice cream
        toppings


----------------

(1)      Each nominee and continuing director has held, or been retired from, the various positions indicated
         or other executive positions with the same organizations (or predecessor organizations) for at least the
         past five years.   Mr. Williams retired from the position of Chairman of The Huntington National Bank
         as of September 1, 1993.   Messrs. Sofia and Wobst are also directors of The Huntington National
         Bank, The Huntington Trust Company, National Association, and various other entities affiliated with the Corporation.  Mr. Williams is also a director of The Huntington National Bank and The Huntington
         Trust Company of Florida, National Association.  Mr. Schottenstein is a director of The Huntington
         National Bank, serving a term which expires in April 1997.
-----------------

         The Board of Directors of the Corporation held a total of nine regular and special meetings during 1996. The Board of Directors has standing Audit, Compensation and Stock Option, Executive, and Pension Review Committees. The members of the Audit Committee are Ms. Hayot, and Messrs. Lhota, Smoot, and Casto, Chairman. The Audit Committee met three times during 1996 and performs the function of overseeing the work of the internal and external auditors. The members of the Compensation and Stock Option Committee are Messrs. Conrad, Skestos, and Smucker, Chairman. This committee met five times during 1996 and reviews benefits and executive compensation, including incentive compensation, and grants stock options. The Executive Committee is composed of Messrs. Casto, Smucker, and Wobst, Chairman. This committee met once during 1996 and makes recommendations to the full Board of Directors with respect to significant policy issues and nominations to the Board of Directors of the Corporation. The members of the Pension Review Committee are Messrs. Conrad, Skestos, and Smucker, Chairman. The Pension Review Committee met three times during 1996 and administers the Corporation's Retirement Plan, oversees the investment of plan assets, and makes recommendations to the Board of Directors regarding the Retirement Plan.

COMPENSATION OF DIRECTORS

         Each non-employee director of the Corporation receives $1,250 for each Board or committee meeting of the Corporation the director attends. In addition, each non-employee director of the Corporation receives retainer payments at an annual rate of $24,000. Non-employee chairmen of standing committees of the Board of Directors of the Corporation receive additional retainer payments at an annual rate of $3,125. All or any portion of the compensation otherwise payable to a director may be deferred if such director elects to participate in the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors (see below).

DEFERRED COMPENSATION PLAN FOR DIRECTORS

         The Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors (the "Directors' Plan"), adopted in 1991, allows the members of the Board of Directors of the Corporation to elect to defer receipt of all or a portion of the compensation payable to them in the future for services as directors. Such deferred amounts are not included in the gross income of the directors until such time as the deferred amounts are distributed from the Directors' Plan. The Corporation transfers cash equal to the compensation deferred pursuant to the Directors' Plan to a trust fund where it is allocated to the accounts of the participating directors. The trustee of the Directors' Plan has broad investment discretion over the trust fund and is authorized to invest in many forms of securities and other instruments, including Common Stock of the Corporation. During 1996, the trustee invested the trust fund primarily in Common Stock of the Corporation. The trustee may hold some assets of the Directors' Plan in the form of cash to the extent the trustee deems necessary. The trustee maintains a separate account for each participating director. Amounts contributed to the Directors' Plan are credited to the account of each director in the ratio that the amount deferred by each director bears to the total amount deferred by all directors. Distribution of a director's account will be made either in a lump sum or in equal annual installments over a period of not more than ten years, as elected by each director. Such distribution will commence upon the earlier of 30 days after the attainment of an age specified by the director at the time the deferral election was made, or within 30 days of the director's termination as a director. All of the assets of the Directors' Plan are subject to the claims of the creditors of the Corporation and the rights of a director or his or her beneficiaries to any of the assets of the Directors' Plan are no greater than the rights of an unsecured general creditor of the Corporation. Directors who are also employees of the Corporation do not receive compensation as directors and, therefore, are ineligible to participate in the Directors' Plan.

RETIREMENT PLAN FOR DIRECTORS

         The Corporation adopted the Huntington Bancshares Incorporated Retirement Plan for Outside Directors (the "Directors' Retirement Plan") effective January 1, 1993. The Corporation's Board of Directors has approved the termination of the Directors' Retirement Plan subject to and effective upon approval by the Corporation's shareholders of the Corporation's Amended and Restated 1994 Stock Option Plan, as described herein (see "Proposal to Approve the Amended and Restated 1994 Stock Option Plan" below). If the Directors' Retirement Plan is so terminated, only those participants or beneficiaries whose benefits have commenced prior to the effective date of the termination will receive benefits after the termination date. The Amended and Restated 1994 Stock Option Plan, if approved by the shareholders, will authorize the granting of stock options to the Corporation's non-employee directors. The Corporation believes that making non-employee directors eligible to receive grants of stock options is more aligned with shareholder interests than the Directors' Retirement Plan. If the Amended and Restated 1994 Stock Option Plan is not approved by the Shareholders of the Corporation prior to June 30, 1997, the resolution approving the termination of the Directors' Retirement Plan shall lapse and be of no force and effect.

         The Directors' Retirement Plan provides retirement benefits for non-employee directors of the Corporation who have completed five years of service on the Corporation's Board of Directors and for directors of the Corporation who, in the Corporation's discretion, are named eligible to participate. Participation in the Directors' Retirement Plan, which is voluntary and may be waived, commences automatically for a director who has met the eligibility requirements. Retirement benefits are payable annually upon the first to occur of termination of service on the Board by reason of death, disability, or retirement upon or after reaching age 70. The initial annual benefit is equal to the participant's annual retainer, excluding meeting, committee, and other like fees in effect as of the date the initial benefit is paid. Subsequent benefit payments are equal to the annual retainer in effect at the time of payment; provided, however, that at no time will a participant's annual benefit be reduced. Benefits are payable for the life of the participant.

         In the event a participant dies prior to the commencement of benefit payments or dies after distribution has commenced, but before the participant has received ten annual payments, the benefits shall be payable to the participant's surviving spouse until the surviving spouse dies or the combined total number of annual payments to the participant and the surviving spouse equals ten, whichever occurs first. Unless the participant is survived by a spouse, entitlement to the benefits under the Directors' Retirement Plan terminates at the death of the participant.

         In the event of a change in control of the Corporation, each non-employee director then sitting on the Board shall become eligible, regardless of the director's number of years of service, to receive the greater of the director's annual retainer, excluding meeting, committee, and other like fees then in effect, or the director's largest annual retainer in effect at any time during the two-year period immediately preceding the change in control. A participant with fewer than five years of service will receive benefits annually for up to ten years. A participant with five or more years of service will receive benefits annually for life. In the event of a change in control, or in the event a change in control is likely to occur, as determined by the Corporation in its sole discretion, the Corporation may create and fund a grantor trust to provide for payment of benefits under the Directors' Retirement Plan. Otherwise, the Directors' Retirement Plan is unfunded and no provision will be made with respect to segregating any assets of the Corporation for payment of any benefits thereunder. The participants and their spouses have only the rights of general unsecured creditors of the Corporation with respect to any rights under the Directors' Retirement Plan.

         The Directors' Retirement Plan may be amended or terminated at the Corporation's discretion, however, no amendment or termination of the Directors' Retirement Plan will deprive, directly or indirectly, any participant or beneficiary of any benefit which has commenced prior to the effective date of the amendment or termination. Under the Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990, the Federal Deposit Insurance Corporation has the authority to limit or prohibit payments contingent upon the termination of an individual's affiliation with the Corporation, including payments made under the Directors' Retirement Plan, but only if the Corporation is insolvent, has been placed in conservatorship or receivership, or is determined by the Board of Governors of the Federal Reserve System to be a troubled financial institution.

OWNERSHIP OF VOTING STOCK

         The following table sets forth the beneficial ownership of the Corporation's Common Stock by each of the Corporation's directors, nominees, and five most highly compensated executive officers, and the directors and executive officers as a group as of January 15, 1997.




                                                 SHARES OF COMMON
NAME OF BENEFICIAL OWNER                          STOCK OWNED(1)                  PERCENT OF CLASS
--------------------------------------------------------------------------------------------------------------
Don M. Casto III...............................   137,990  (2)(4)                       .10%
Don Conrad.....................................   847,262  (2)(4)                       .60
Judith D. Fisher...............................    75,665  (2)(3)                       .05
Patricia T. Hayot..............................    24,275  (4)                          .02
W. Lee Hoskins.................................   108,547  (3)                          .08
Wm. J. Lhota...................................    29,143  (2)(4)                       .02
Robert H. Schottenstein........................    10,768  (4)                          .01
George A. Skestos..............................    14,601  (2)(4)                       .01
Lewis R. Smoot, Sr.............................    49,547  (2)(4)                       .04
Timothy P. Smucker.............................    52,026  (2)(4)                       .04
Zuheir Sofia...................................   551,015  (2)(3)                       .39
Gerald R. Williams.............................   144,222  (3)                          .10
William J. Williams............................    99,633  (2)(3)                       .07
Frank Wobst.................................... 1,354,264  (2)(3)                       .95
Directors and Executive Officers
as a Group  (20 in group)...................... 3,882,487 (2)(3)(4)                    2.72

----------------

(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2) Includes 5,713 shares, 131,798 shares, 2,310 shares, 2,336 shares, 2,885 shares, 20,208 shares, 1,057 shares, and 42,843 shares of Common Stock owned by members of the immediate families of Messrs. Casto, Conrad, Skestos, Smoot, Smucker, Sofia, W. Williams, and Wobst respectively; 2,427 shares for which Ms. Fisher is custodian; 11,460 shares of Common Stock owned jointly by Mr. Lhota and his spouse; 721 shares of Common Stock owned by the Prince of Peace Foundation, of which Mr. Skestos is President; 15,880 shares of Common Stock owned by The Smoot Corporation, of which Mr. Smoot is President, and 39,466 shares of Common Stock reported as owned by individuals included in directors and executive officers as a group, as to which the respective directors and executive officers have disclaimed beneficial ownership.

(3) Includes 16,604 shares for Ms. Fisher, 50,532 shares for Mr. Sofia, 85,291 shares for Mr. G. Williams, 7,937 shares for Mr. W. Williams, 564,017 shares for Mr. Wobst, and 872,681 shares of Common Stock for all executive officers as a group, which could have been acquired under stock options exercisable within 60 days of January 15, 1997. Also includes 2,037 shares for Ms. Fisher, 10,194 shares for Mr. Hoskins, 22,167 shares for Mr. Sofia, 6,056 shares for Mr. G. Williams, 46,593 shares for Mr. Wobst, and 88,034 shares of Common Stock for all executive officers as a group, held in the Supplemental Stock Purchase Plan. Prior to the distribution of shares of Common Stock from the Supplemental Stock Purchase Plan to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington Trust Company, National Association, as trustee of the plan.

(4) Includes 41,430 shares for Mr. Casto, 25,601 shares for Mr. Conrad, 23,858 shares for Dr. Hayot, 17,359 shares for Mr. Lhota, 2,965 shares for Mr. Schottenstein, 5,795 shares for Mr. Skestos, 29,862 shares for Mr. Smoot, and 43,111 shares of Common Stock for Mr. Smucker held in the Deferred Compensation Plans for Directors. Prior to the distribution of shares of Common Stock from the Deferred Compensation Plans for Directors to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank as trustee of the plans.

----------------


         As of January 15, 1997, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Corporation, except as follows:


NAME AND ADDRESS                                      SHARES OF COMMON
OF BENEFICIAL OWNER                                      STOCK OWNED                  PERCENT OF CLASS
------------------------------------------------------------------------------------------------------------
The Huntington Trust Company,                          17,639,024 (1)                      12.14%
  National Association
Huntington Center
41 South High Street
Columbus, Ohio 43287

-----------------

(1) These shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by The Huntington Trust Company, National Association (the "Trust Company") and affiliated financial institutions. As fiduciary, or by agreement with the affiliated fiduciary, the Trust Company has the sole or shared power to vote and/or dispose of most of these shares; with respect to some of the shares, the sole or shared power to vote and/or dispose may be retained by an affiliated financial institution as fiduciary. The Trust Company or one of its affiliates has sole power to dispose of 2,834,625 of these shares, shared power to dispose of 2,426,829 of these shares, sole power to vote 6,073,824 of these shares, and shared power to vote 10,302,446 of these shares.
-----------------

         Entities affiliated with the Corporation, the directors and executive officers of the Corporation and its affiliated entities, participants in the Corporation's Stock Purchase and Tax Savings Plan, Supplemental Stock Purchase and Tax Savings Plan, and Stock Option Plans beneficially owned, in the aggregate, approximately 24,556,704 shares, or 17.2%, of the Common Stock of the Corporation outstanding on December 31, 1996.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

         Some of the directors, nominees for election as director, and executive officers of the Corporation are customers of the Corporation's affiliated financial and lending institutions and have transactions with such affiliates in the ordinary course of business. Directors, nominees and executive officers of the Corporation also may be affiliated with entities which are customers of the Corporation's affiliated financial and lending institutions and which enter into transactions with such affiliates in the ordinary course of business. Transactions with directors, nominees, executive officers, and their affiliates have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and each of the four most highly compensated executive officers, and each of his or her principal positions, for each of the last three fiscal years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                         ----------------------
                                          ANNUAL COMPENSATION            AWARDS         PAYOUTS
                                          -------------------            ------         -------
                                                             OTHER
                                                             ANNUAL    SECURITIES                    ALL OTHER
                                                            COMPEN-    UNDERLYING        LTIP         COMPEN-
   NAME AND PRINCIPAL                SALARY       BONUS      SATION      OPTIONS        PAYOUTS        SATION
        POSITION           YEAR      ($)(1)        ($)       ($)(2)      (#)(3)         ($)(4)         ($)(5)
---------------------------------- ----------- ----------- ---------- ------------- --------------- ------------
FRANK WOBST
Chairman and Chief         1996      867,950     559,828     74,239      164,999        433,975        39,058
Executive Officer          1995      807,950     399,935     67,065      144,373          -0-          36,358
                           1994      800,000     564,000     83,384      144,374        400,009        36,000
ZUHEIR SOFIA
President, Chief           1996      504,200     325,209      (2)        82,499         252,100        22,690
Operating Officer,         1995      474,200     234,729      (2)        57,748           -0-          21,339
and Treasurer              1994      467,500     329,588      (2)        72,187         233,764        21,037

W. LEE HOSKINS
Chairman and CEO,          1996      504,200     325,209      (2)          -0-          252,100        22,690
The Huntington             1995      474,200     234,729      (2)        72,185           -0-          21,339
National Bank (6)          1994      467,500     329,588      (2)        72,187         233,759        21,037

GERALD R. WILLIAMS
Executive Vice             1996      272,500     176,400      (2)        21,999         140,000        12,263
President and Chief        1995      265,975     125,631      (2)        17,323           -0-          11,969
Financial Officer          1994      254,000     131,070      (2)        21,655         128,509        11,430

JUDITH D. FISHER
Executive Vice             1996      242,146     162,000      (2)        22,000         125,000        10,897
President                  1995      229,483     107,554      (2)         8,660           -0-          10,327
                           1994      220,000     112,200      (2)        28,874         110,011         9,900
---------------

(1) Includes amounts deferred pursuant to the Corporation's Employee Stock Purchase and Supplemental Stock Purchase Plans.

(2) During 1996, 1995, and 1994, Mr. Wobst received other annual compensation, including executive life insurance premiums in the amounts of $50,064, $46,883, and $44,204, respectively. Other annual compensation for each of the other named executive officers for each year indicated was less than $50,000 and less than 10% of the total of annual salary and bonus reported for the named executive.

(3) Shares of the Corporation's Common Stock, adjusted for stock dividends and stock splits paid after the date of grant.

(4) The Corporation's Long-Term Incentive Compensation Plan is set up in overlapping three-year performance cycles commencing every other year. Awards were paid for the cycles ended December 31, 1994 and December 31, 1996. Figures indicated represent total dollar value of the awards. Awards are normally made in shares of the Corporation's Common Stock, however, a participant may elect to receive up to fifty percent of an award in cash.

(5) Figures represent amounts contributed for each named executive officer by the Corporation to the Employee Stock Purchase Plan and the Supplemental Stock Purchase Plan. For 1996, $6,750 was contributed for each of Messrs. Wobst, Sofia, Hoskins, and Williams and Ms. Fisher under the Employee Stock Purchase Plan and $32,308, $15,939, $15,939, $5,513, and $4,147 were contributed for Messrs. Wobst, Sofia, Hoskins, and Williams and Ms. Fisher, respectively, under the Supplemental Stock Purchase Plan.

(6) Mr. Hoskins served as President of The Huntington National Bank from November 1991 to December 1996. Mr. Hoskins has served as Chairman of The Huntington National Bank since September 1993 and as a director and Chief Executive Officer since November 1991, and will continue to serve as Chairman and Chief Executive Officer for the remainder of his tenure with The Huntington National Bank, which ends on or before June 30, 1997.
----------------


EMPLOYMENT AND EXECUTIVE AGREEMENTS

           Messrs. Wobst and Sofia each have an agreed upon term of employment. Under Employment Agreements, Messrs. Wobst and Sofia will each be employed by the Corporation through November 15, 2001, with automatic five-year renewals until the executive's death, disability, or retirement, unless earlier terminated by the executive or the Corporation upon written notice delivered to the other party at least 60 days prior to the expiration of the initial or any renewal period. Messrs. Wobst and Sofia will be employed at an annual rate of compensation of not less than $867,950 and $504,200, respectively. The Employment Agreements also provide for the officers' continued participation in the Corporation's Incentive Compensation Plans, Stock Purchase and Tax Savings Plan, Retirement Plans, Stock Option Plans, and certain other benefits afforded to executive officers of the Corporation. In the event either of Messrs. Wobst or Sofia is terminated for cause, he will be entitled to receive salary payments for three calendar months following the date of termination plus any compensation to which he is entitled under the Incentive Compensation Plans. In the event either of Messrs. Wobst or Sofia is terminated without cause, he will be entitled to his full compensation and benefits under his Employment Agreement until the later of six months after his termination or the expiration of the then current term of the Employment Agreement. In the event either of Messrs. Wobst or Sofia becomes disabled, which disability continues for more than six months during a twelve-month period, the Corporation may terminate such executive officer's Employment Agreement, and such executive officer will be entitled to his full compensation (base salary and payments under the Incentive Compensation Plans) to the date of termination. Thereafter, the executive officer will be entitled to two-thirds of his base salary, less disability benefits received from any of the Corporation's disability insurance programs, until the first to occur of the termination of the disability, or until the termination of his Employment Agreement in Mr. Wobst's case or attainment of age sixty-five in Mr. Sofia's case, with base salary to be reinstated upon return to employment. In the event of the death of either of Messrs. Wobst or Sofia, their beneficiaries will receive their base annual salary for six months plus Incentive Compensation Plan payments.

           The Corporation also has entered into Executive Agreements with Messrs. Wobst, Sofia, and G. Williams, and Ms. Fisher which are designed to provide these executive officers with some assurance as to the continuation of their employment status and responsibilities in the event of a change in control of the Corporation. The Executive Agreements each provide that, if a change in control of the Corporation occurs and the executive officer makes a good faith determination within three years after such change in control that such officer's employment status or responsibilities has been materially and adversely affected thereby or if such officer's employment is terminated within three years after a change in control, the executive officer is entitled to receive an amount equal to, in the case of Messrs. Wobst and Sofia, the greater of (i) the amount due such executive officer for the remaining term of his Employment Agreement and (ii) three times his then current annual base salary, and in the case of Mr. G. Williams and Ms. Fisher, three times his or her then current annual base salary plus, in all cases, three times the average bonus or incentive compensation paid to such officer in respect of the three fiscal years preceding termination. The Executive Agreements with Ms. Fisher and Mr. G. Williams provide that adjustments to these payments will be made if the officer attains his or her normal retirement date within three years of the termination of employment. The Corporation will maintain for the executive officer's benefit, until the earlier of three years from the officer's termination of employment or the commencement of full-time employment with a new employer, all health and welfare benefit plans and other specified benefits which the officer was entitled to participate in or receive prior to his or her termination. The Corporation will also pay the executive the aggregate of the increases in the single sum actuarial equivalents of the executives' vested accrued benefits under Huntington's retirement plan and each non-qualified defined benefit pension plan that would result if the executive were credited with three additional years of service and benefit service and three additional years of age under such plans. In the event the payments to be received by Messrs. Wobst or Sofia are subject to any federal or state excise tax, the Corporation will pay an additional amount to the executive officer such that the net amount retained by the officer after payment of any such tax will be equal to the amount which such officer was entitled to receive before application of such taxes. The Executive Agreements with Ms. Fisher and Mr. G. Williams provide that any payment which the officer would otherwise be entitled to receive will be reduced or eliminated to the extent the payment is determined to be nondeductible by the Corporation for federal income tax purposes under applicable provisions of the Internal Revenue Code.

         The Executive Agreements provide that, for a period of five years after any termination of the executive's employment, the Corporation will provide the executive with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify, hold harmless and defend the executive to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by the executive in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of having been a director or officer of the Corporation or any subsidiary, whether or not the executive continues to be a director or officer at the time of incurring such expense or liabilities. If the Corporation fails to make any payment or provide any benefit required to be made or provided under the Executive Agreement on a timely basis, the Corporation will pay interest on the amount or value thereof at an annualized rate of interest equal to the greater of 12% or the prime commercial rate of The Huntington National Bank or its successor in effect from time to time. The Executive Agreements also provide that the Corporation will pay the cost of legal counsel for an executive officer in the event such officer is required to enforce any of the rights granted under his Executive Agreement through litigation or other legal action. An Executive Agreement will terminate if the employment of the executive officer terminates prior to a change in control of the Corporation. Under the Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990, the Federal Deposit Insurance Corporation has the authority to limit or prohibit payments contingent upon the termination of an individual's affiliation with the Corporation, but only if the Corporation is insolvent, has been placed in conservatorship or receivership, or is determined by the Board of Governors of the Federal Reserve System to be a troubled financial institution.

         Mr. Hoskins also has an agreed upon term of employment. Under an amended Employment Agreement, Mr. Hoskins will be employed by the Corporation through June 30, 1997, or such earlier date as may be determined by mutual agreement (the "Termination Date"), at an annual rate of compensation of not less than $474,200. There is no provision for renewal. The Employment Agreement provides for, among other things, Mr. Hoskins' continued participation in Huntington's Incentive Compensation Plans, Stock Purchase and Tax Savings Plan, Retirement Plans, and certain other benefits afforded to executive officers of the Corporation until the Termination Date, at which time Mr. Hoskins will retire as an officer and director of The Huntington National Bank and as an officer of the Corporation and all affiliated companies. Mr. Hoskins will receive a pro rata payment under the Corporation's Incentive Compensation Plans. The Corporation will also reimburse Mr. Hoskins for certain tax and financial planning expenses incurred prior to June 30, 1997. The Corporation will provide Mr. Hoskins with a retirement benefit equal to $100,000 per year. Mr. Hoskins has agreed to forego the exercise of certain stock options and has agreed not to engage in the banking business with any financial institution having more than 5% of its loans or deposits located in Ohio. The Corporation has agreed to indemnify Mr. Hoskins to the extent permitted by Maryland law from any claims arising from the performance of his duties as an officer or director of the Corporation or any affiliated company.

         Mr. Hoskins also has an Executive Agreement with the Corporation, which terminates on June 30, 1997, or upon such earlier date that his employment with the Corporation terminates. Mr. Hoskins' Executive Agreement provides that, if a change in control of the Corporation occurs and Mr. Hoskins makes a good faith determination that his employment status or responsibilities have been materially and adversely affected thereby or if his employment is terminated after a change in control, Mr. Hoskins is entitled to receive an amount equal to three times his then current annual base salary. Mr. Hoskins is also entitled to receive three times the average bonus or incentive compensation paid to him in respect of the three fiscal years preceding his termination. The

Corporation will maintain for Mr. Hoskins' benefit, until the earlier of two years from his termination of employment or the commencement of full-time employment with a new employer, all health and welfare benefit plans and other specified benefits which he was entitled to participate in or receive prior to his termination. In the event the payments to be received by Mr. Hoskins are subject to any federal or state excise tax, the Corporation will pay an additional amount to him such that the net amount retained by him after payment of any such tax will be equal to the amount which he was entitled to receive before application of such taxes. Mr. Hoskins' Executive Agreement also provides that the Corporation will pay the cost of legal counsel for Mr. Hoskins in the event Mr. Hoskins is required to enforce any of the rights granted under his Executive Agreement through litigation or other legal action.


                                      OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS


                          NUMBER OF
                          SECURITIES
                          UNDERLYING     PERCENT OF TOTAL                                         GRANT DATE
                           OPTIONS      OPTIONS GRANTED TO      EXERCISE                            PRESENT
                           GRANTED         EMPLOYEES IN           PRICE           EXPIRATION         VALUE
         NAME               (#)(1)         FISCAL YEAR          ($/SH)(2)            DATE           ($)(3)
--------------------------------------------------------------------------------------------------------------
Frank Wobst                164,999             21.6%            $21.875             5/15/06        $923,994
Zuheir Sofia                82,499             10.8              21.875             5/15/06         461,994
W. Lee Hoskins                -0-              -0-                 --                 --              --
Gerald R. Williams          21,999              2.9              21.875             5/15/06         123,194
Judith D. Fisher            22,000              2.9              21.875             5/15/06         123,200

---------------

(1) Figures reflect the effect of a ten percent stock dividend paid July 31, 1996. The options granted to each named executive officer become exercisable in equal increments on each of the first four anniversaries of the May 15, 1996 date of grant. Options not yet exercised are canceled upon a termination of employment for any reason other than death, retirement under one or more of the Corporation's retirement plans, termination following a change in control of the Corporation, or a disposition (other than a change in control) of substantially all of the stock or assets of the Corporation, in which case all options become exercisable immediately as of such termination date and remain exercisable for a specified period following the termination. Generally, the exercise price of options may be paid for in cash or in shares of Common Stock of the Corporation. In addition, any tax which the Corporation is required to withhold in connection with the exercise of any stock option may be satisfied by the optionholder by electing to have the number of shares to be delivered on the exercise of the option reduced by, or otherwise by delivering to the Corporation, such number of shares of Common Stock having a fair market value equal to the amount of the withholding requirement.

(2) In all cases, the exercise price was equal to the average of the high and low market price of the underlying shares on the date of grant. The exercise price has been adjusted to reflect the effect of the ten percent stock dividend paid July 31, 1996.

(3) The dollar amounts in this column are the result of calculations made using the Black-Scholes model, a theoretical method for estimating the present value of stock options based on complex assumptions about the stock's price volatility and dividend rate as well as interest rates. Because of the unpredictable assumptions required, the Black-Scholes model, or any other valuation model, is incapable of accurately predicting the Corporation's stock price or of placing an accurate present value on options to purchase its stock. In performing the calculations it was assumed that: the options were exercised at the end of their ten-year terms; the volatility of the stock price was equal to 16.9%, which was the volatility calculated on a natural logarithmic basis of the Corporation's stock price for the twelve-month period preceding the date of grant; the risk-free rate of return was equal to the ten-year United States Treasury Note Rate effective the week of the grant, to correspond to the term of the options; and the dividend yield was equal to the Corporation's annualized dividend yield at the end of the first calendar quarter of 1996, which was 3.35%. No adjustments were made for vesting requirements, non-transferability, or risk of forfeiture. In spite of any theoretical value which may be placed on a stock option grant, no increase of the stock option's value is possible without an increase in the market value of the underlying stock. Any appreciation in the market value of the Corporation's stock would benefit all shareholders and would be dependent in part upon the efforts of the named executive officers. The total of the values indicated in the table for all stock options granted in 1996 to the named executive officers was $1,632,382, representing approximately .051% of the value, on the date of grant, of all shares of the Corporation outstanding at the date of grant.
----------------

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES




                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED  VALUE OF UNEXERCISED
                                                                    OPTIONS AT FISCAL       IN-THE-MONEY(3)
                                                                         YEAR-END          OPTIONS AT FISCAL
                                                                          (#)(2)              YEAR-END ($)

                              SHARES
                            ACQUIRED ON             VALUE              EXERCISABLE/           EXERCISABLE/
         NAME             EXERCISE (#)(1)       REALIZED ($)          UNEXERCISABLE          UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
Frank Wobst                    69,417             1,009,899              564,017/              8,151,256/
                                                                         345,463               2,503,309
Zuheir Sofia                  178,756             2,324,255               50,532/                462,523/
                                                                         161,902               1,140,479
W. Lee Hoskins                222,867             1,997,909                 0/                     0/
                                                                          90,230                870,074
Gerald R. Williams              -0-                  -0-                 85,291/               1,444,815/
                                                                          45,818                 329,404
Judith D. Fisher                6,666                48,898               16,604/                147,960/
                                                                          42,930                 294,125

---------------

(1) The actual number of shares received may be less than indicated in the event the optionholder elected to have shares withheld for the payment of the exercise price or withholding tax liability.

(2)        Adjusted for stock splits and stock dividends paid after the date of grant.

(3) An option is in-the-money if the fair market value of the underlying Common Stock exceeds the exercise price of the option.
----------------

              LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

                                                           ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE-BASED
                                                           ----------------------------------------------------
                                                                                 PLAN(2)
                                                                                 -------


                                          PERFORMANCE OR
                           NUMBER OF     OTHER PERIOD UNTIL
                         SHARES, UNITS,    MATURATION OR
          NAME          OR OTHER RIGHTS       PAYOUT           THRESHOLD          TARGET           MAXIMUM
--------------------------------------------------------------------------------------------------------------
Frank Wobst                   (1)               (2)            $156,231          $216,988         $867,950
Zuheir Sofia                  (1)               (2)              90,756           126,050          403,360
W. Lee Hoskins                (1)               (2)              90,756           126,050          403,360
Gerald R. Williams            (1)               (2)              50,400            70,000          168,000
Judith D. Fisher              (1)               (2)              45,000            62,500          150,000

-----------------

(1) Each named executive officer has been selected by the Compensation and Stock Option Committee of the Board of Directors to participate in the cycle of the Long-Term Incentive Compensation Plan which began on January 1, 1996 and will end on December 31, 1998 (the "1996 Cycle"). Awards based on a percentage of base salary will be paid at the end of the cycle if the Corporation's performance achieves the established threshold or higher. Under the terms of Mr. Hoskins' amended Employment Agreement, any award payable to Mr. Hoskins will be prorated based on the number of full months he works during the 1996 Cycle prior to his termination, up to a maximum of one and one-half years.

(2) The Long-Term Incentive Compensation Plan measures the Corporation's performance over three-year cycles with a new cycle beginning every other year. For cycles beginning on and after January 1, 1996, the Corporation's performance goals are measured by return on average shareholders' equity of the Corporation relative to the return on average shareholders' equity of other selected United States banks and bank holding companies designated by the Compensation and Stock Option Committee during the first 90 days of each performance cycle. At the end of each performance cycle, the Compensation and Stock Option Committee will review the performance of the Corporation against the established performance goals. No award will be made for any cycle if the Corporation's performance is below the threshold level. The figures in the table are based on base salaries as of December 31, 1996.
-----------------

                               PENSION PLAN TABLE

                                                              YEARS OF SERVICE

REMUNERATION                       15                20               25              30              35
--------------------------------------------------------------------------------------------------------------
  $200,000                      $114,388          $114,388         $114,388        $114,388        $114,388
   225,000                       130,638           130,638          130,638         130,638         130,638
   250,000                       146,888           146,888          146,888         146,888         146,888
   400,000                       244,388           244,388          244,388         244,388         244,388
   450,000                       276,888           276,888          276,888         276,888         276,888
   500,000                       309,388           309,388          309,388         309,388         309,388
   750,000                       471,888           471,888          471,888         471,888         471,888
   925,000                       585,638           585,638          585,638         585,638         585,638
   950,000                       601,888           601,888          601,888         601,888         601,888
   975,000                       618,138           618,138          618,138         618,138         618,138


            The table above illustrates the operation of the Corporation's Retirement Plan and Supplemental Executive Retirement Plan ("SERP") by showing various annual benefits, after reduction for Social Security retirement income, assuming various annual base salaries and years of credited service. Benefit figures shown are computed on the assumption that participants retire at age 65. For purposes of the table, it is assumed that each participant is receiving benefits from the Retirement Plan in the form of a life annuity. Benefits under the SERP are paid in the form of a life annuity (with 120 months certain).

           Only those executive officers selected by the Compensation and Stock Option Committee may participate in the SERP. The SERP ensures that each participating executive officer (who retires at age 65) receives a level of retirement benefits, without respect to years of service, equal to at least 65% of the officer's highest consecutive twelve months' base salary within the previous sixty months. At the time a participating officer retires, the benefit the participant is entitled to through the SERP is calculated, and then funds from the following sources are deducted to determine the amount (if any) of the payment due from the Corporation under the SERP: (i) Social Security benefits payable; (ii) the benefit under the Retirement Plan; and (iii) any benefits under retirement plans of prior employers. For purposes of the table, it is assumed that the participant is not receiving benefits from any prior employers' retirement plans and that Social Security benefits payable are the maximum Old Age, Survivors and Disability Insurance benefits payable. If the sum of the payments due from Social Security, the Retirement Plan, and retirement plans of prior employers exceeds 65% of the executive officer's highest consecutive twelve months' base salary, then no payment will be due from the Corporation under the SERP. As illustrated by the table, the SERP generally has the effect of equalizing a participant's combined retirement benefits for a particular level of covered compensation for all years of service. Thus, the total annual benefits payable by the Corporation pursuant to the Retirement Plan and the SERP would be the same for an executive officer with fifteen years of service as for an executive officer with thirty-five years of service, assuming each had the same level of covered compensation, the only difference being that the fifteen year executive officer, having a smaller benefit from the Retirement Plan, will receive a greater portion of his or her benefit from the SERP. Monthly benefits received by participants under the SERP may be increased annually, if indicated, to reflect increases in the United States Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers.

         An employee who has completed two years of continuous service with the Corporation (or an affiliated company) and whose compensation is in excess of the limitation imposed by Section 401(a)(17) of the Internal Revenue Code (the "Code") is eligible to participate in the Corporation's Supplemental Retirement Income Plan (the "SRIP"). The SRIP provides benefits according to the same benefit formula as the Retirement Plan, except that benefits under the SRIP are not limited by Sections 401(a)(17) and 415 of the Code. Code Section 401(a)(17) limits the annual amount of compensation that may be taken into account when calculating benefits under the Retirement Plan. For 1996, this limit was $150,000. Code Section 415 limits the annual benefit amount that a participant may receive under the Retirement Plan. For 1996 this amount was $120,000. Because the SERP generally provides a larger benefit than the SRIP, executives participating in the SERP generally will not receive any payments under the SRIP.

         For each of the executive officers named in the Summary Compensation Table, the compensation covered by the Retirement Plan, the SRIP, and, if applicable, the SERP is base salary earned in 1996 as indicated in the Summary Compensation Table. The estimated credited years of service for each of the executive officers named in the Summary Compensation Table are 22.5 for Mr. Wobst, 25.33 for Mr. Sofia, 5.17 for Mr. Hoskins, 7.75 for Mr. Williams, and
9.33 for Ms. Fisher. Messrs. Hoskins and Williams and Ms. Fisher did not participate in the SERP in 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation and Stock Option Committee is composed of Don Conrad, George A. Skestos, and Timothy P. Smucker. None of the members are or have ever been officers of the Corporation or its subsidiaries, except that Mr. Conrad served as Chairman of the Board of Directors of Huntington Bancshares Kentucky, Inc. from its inception in 1985 until its dissolution in 1996.


         The following Board Compensation Committee Report on Executive Compensation and performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of the Corporation's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation and Stock Option Committee of the Board of Directors (the "Committee") oversees the Corporation's executive compensation programs. The Committee, which consists entirely of non-employee directors, met five times in 1996 to review and approve executive compensation matters.

         The Corporation's executive compensation philosophy is designed to meet four primary goals:

(1) Ensure a strong linkage between corporate, unit, and individual performance and total compensation.

(2) Integrate compensation programs with the Corporation's annual and long-term strategic goals.

(3) Encourage long-term strategic management and enhancement of shareholder value through equity awards.

(4) Attract and retain key executives critical to the long-term success of the Corporation by providing a fully competitive reward package that is appropriately sensitive to performance.

         These principles are reflected in the key components of the Corporation's executive compensation programs which consist of base salary, annual incentive awards, and long-term incentive awards. Three of the Corporation's executive officers, Messrs. Wobst, Sofia, and Hoskins, each have employment agreements with the Corporation (the "Existing Contracts") which remained in effect during 1996. The Existing Contracts, among other things, establish minimum base salaries and participation in the Corporation's incentive compensation plans (see "Employment and Executive Agreements" above). Although Mr. Hoskins' employment agreement will expire on or before June 30, 1997, Mr. Hoskins' compensation for 1996 was based on the terms of his Existing Contract. Increases in the minimum base salaries and the specific level of participation in the incentive compensation plans for these executive officers is determined by the Committee based on the factors described below. The Corporation's executive compensation programs are regularly evaluated to ensure that they continue to reinforce shareholder interests and support the goals of the Corporation's executive compensation philosophy.

BASE SALARY

         An executive's base salary and subsequent adjustments are determined relative to the following factors: individual and business unit performance, scope of responsibility and accountability, comparison with industry pay practices, and cost of living considerations. The Committee feels that all of these factors are significant and the relevance of each varies from executive to executive. Therefore, no specific weight has been assigned to these factors in the evaluation of an executive's base salary.

         The specific measures of business unit performance vary depending upon the executive's performance area and the goals periodically set for the performance area by the Corporation. Industry comparisons, primarily of banking organizations of comparable asset size, are drawn from survey data relating to various executive levels published by independent sources. Where relevant, cross-industry comparisons are utilized for certain executives whose functions are not specific to banking. Although the Committee reviews data representing pay practices of the 25th to 75th percentiles of the competitive market, in terms of compensation, the Committee does not have a policy to target compensation at a designated level of the pay practices of such market. Many of the banking organizations represented by the data are included in the index published by Keefe, Bruyette & Woods, Inc. and known as the KBW 50 Total Return Index which was used for comparative purposes in the shareholder return graph (see "Comparison of Five Year Cumulative Total Return Between the Corporation, S & P 500 Index, and KBW 50 Total Return Index", below).

           Mr. Wobst received a salary increase of 7.4% effective January 1, 1996, which was the first merit adjustment in base salary he had received since January 1, 1994. The increase represented recognition of Mr. Wobst's continued leadership role in the strong financial performance of the Corporation, including the growth in the Corporation's stock price during 1995 of 46.1%. Also recognized were the Corporation's asset growth in 1995 and the continued progress in the Corporation's implementation of new delivery channels.

ANNUAL CASH INCENTIVE AWARDS

           Under the Corporation's Incentive Compensation Plan in effect for 1996, executive officers earned annual cash incentive awards determined as a percentage of base salary. The percentage of base salary for an executive was determined by (i) the category to which the executive was assigned for 1996 based upon his level of responsibility and (ii) the Corporation's performance as measured by return on average shareholders' equity ("ROAE") relative to a range of ROAE targets established by the Committee in February of 1996. The higher the ROAE target, the larger the percentage of base salary is applied for this purpose.

           For 1996, the range of incentive opportunity as a percentage of base salary did not change from the previous year. ROAE targets that were set for 1996 had no predetermined relationship to the ROAE targets set for the previous year. In establishing the targets, consideration was given to internal corporate performance goals and the Corporation's assessment of its economic environment and industry trends.

           Awards for those executive officers whose compensation in 1996 was anticipated to be effected by Section 162(m) of the Internal Revenue Code were based solely on the Corporation's performance relative to ROAE goals (see "Tax Deductibility of Executive Compensation"). The remaining executive officers' awards were weighted for the following factors: corporate performance, business unit performance, and individual performance. The portions of an executive's award tied to business unit performance and individual performance were or could have been adjusted as recommended by the managing executive's subjective evaluation. Awards were assigned weights of 20% for corporate performance, 60% for business unit performance, and 20% for individual performance.

            No awards could have been paid under the plan unless the Corporation's performance met the established minimum ROAE target level of 13%. The Committee certified that ROAE goals had been met and approved all awards. Based on the Corporation's ROAE performance in 1996, Mr. Wobst's award was $559,828.

LONG-TERM INCENTIVE AWARDS

           Long-term incentive awards are in the form of stock and cash awards granted under the Long-Term Incentive Compensation Plan and stock options granted under the Corporation's employee stock option plans. The value of these awards is dependent upon the Corporation's performance over a period of time, as described below.

           The Long-Term Incentive Compensation Plan measures the Corporation's performance over three-year cycles with a new cycle beginning every other year. The Committee selects as participants for each cycle those officers who, in the opinion of the Committee, will significantly contribute to the long-term strategic performance and growth of the Corporation. Each of the named executive officers was selected by the Committee to participate in the cycle that began on January 1, 1996, and will end on December 31, 1998. Each of the named executive officers was also previously selected by the Committee to participate in the cycle that began on January 1, 1994, and ended on December 31, 1996 (the "1994 Cycle").

           This Plan was amended and approved by the shareholders in 1996 for cycles beginning on and after January 1, 1996. However, the following description of awards paid to executive officers for performance during the 1994 Cycle refers to awards determined pursuant to the Long-Term Incentive Compensation Plan as previously approved by shareholders in 1992.

           For the 1994 Cycle, awards under the Long-Term Incentive Compensation Plan were based on a comparison of the Corporation's three-year average return on beginning equity ("ROBE") to the three-year average ROBEs of a peer group. The Committee approved the peer group and the eligible participants for the 1994 Cycle. The peer group for the 1994 Cycle was based on the fifty largest (based on assets) United States banking organizations whose stock is publicly traded minus those banking organizations deemed by the Committee to be money center banking organizations that do not provide a meaningful standard for comparison with the Corporation. The peer group was comprised of those banking organizations satisfying these criteria as of the end of the nearest available financial reporting period immediately preceding the commencement of the cycle. The peer group remained fixed for the cycle, and consisted of 41 banking organizations (including the Corporation) of which 32 are included in the KBW 50 Total Return Index.

           To determine the awards, members of the peer group are ranked according to their ROBEs and the ranked list is divided into quarters. A specific percentage of an executive officer's base salary at the end of the cycle is awarded to the executive if the Corporation's ROBE equals or exceeds that of the highest performing banking organization in the lowest quartile of the peer group (the "threshold level"). The percentage of base salary awarded to an executive officer increases incrementally between the threshold and target levels of performance as well as between the target and maximum levels of performance, although at different rates, as the Corporation's relative ROBE improves. No award would have been made pursuant to the Long-Term Incentive Compensation Plan with respect to the 1994 Cycle if the Corporation's ROBE for that cycle had been below the threshold level, and the maximum award would be 50% of the participant's base salary. Awards are generally made in stock, however, participants may elect to receive up to 50% of their awards in cash.

           The Corporation's three-year average ROBE for the cycle ended December 31, 1996, resulted in performance at the 76th percentile of the peer group. Since that performance exceeded the maximum specified by the plan, awards were made equaling 50% of participant's base salary. Under the formula, Mr. Wobst received an award valued at $433,975.

           Stock option awards are considered annually by the Committee and the number of shares granted to an executive officer is based on the individual's scope of responsibility, a subjective evaluation of the performance of the individual and his or her business unit since the last grant, and industry comparisons. No specific weight is attached to these factors.

           Data from three surveys published by nationally known compensation and human resources consulting firms was reviewed by the Committee to determine competitive benchmarks for awarding 1996 options. Two of the surveys provided industry comparisons for financial organizations of generally comparable asset size, the first of which represented data from 74 financial institutions while the second represented 119 banking organizations. Additional comparisons were provided by a general industry survey representing 608 companies, of which 72 were financial organizations. Competitive grants were considered by using sources presenting data as a percentage of base salary and as a dollar value. The Committee does not have a policy to target its option awards at any specific level of data as provided from these sources.

           In addition, information as to the options awarded to each executive during recent years was reviewed by the Committee. However, the Committee did not consider the total amount of options held by an executive officer in determining the size of an option awarded for 1996.

           Each stock option has an exercise price equal to the fair market value of the underlying Common Stock of the Corporation on the date of grant. Each stock option granted in 1996 becomes exercisable in four equal annual increments beginning on the first anniversary of the grant and remains exercisable for a period of ten years from the date of grant (subject to plan forfeiture restrictions). Since the stock options are granted at market price, the value of the stock options is entirely dependent upon the growth in the Corporation's stock price.

           For 1996, the Committee awarded stock options to 242 employees in a total amount equal to .52% of the Corporation's average shares of Common Stock outstanding for the year. Mr. Wobst received 21.6% of all option shares granted, or 164,999 shares, as adjusted for a ten percent stock dividend paid in July 1996. The option shares granted to the named executive officers had a value at grant, adjusted for the stock dividend paid in July 1996, of $21.875 per share. Additional detail on executive stock option grants is provided in the table above entitled "Option Grants in Last Fiscal Year."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

           Internal Revenue Code Section 162(m) no longer permits the Corporation to deduct certain non-performance-based compensation in excess of $1,000,000 per taxable year paid to each of the Chief Executive Officer and the four most highly compensated executives required to be named in the Annual Proxy Statement ("Covered Employees"). The Corporation may continue to deduct compensation paid to its Covered Employees in excess of $1,000,000 provided the payment of such compensation qualifies for an exception under Section 162(m), including an exception for certain performance-based compensation.

           The Committee believes that Section 162(m) should not cause the Corporation to be denied a deduction for 1996 compensation paid to the Covered Employees. The Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.


                                        COMPENSATION AND STOCK OPTION COMMITTEE

                                        Timothy P. Smucker, Chairman
                                        Don Conrad
                                        George A. Skestos

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     BETWEEN THE CORPORATION, S&P 500 INDEX, AND KBW 50 TOTAL RETURN INDEX(1)

           The line graph below compares the yearly percentage change in cumulative total shareholder return on the Corporation's Common Stock and the cumulative total return of both the S&P 500 Index and the KBW 50 Total Return Index for the period December 31, 1991, through December 31, 1996. An investment of $100 on December 31, 1991, and the reinvestment of all dividends are assumed.


                                    [GRAPH]

      Measurement Period
    (Fiscal Year Covered)            HBAN             KBW             S&P
1991                                       100             100             100
1992                                       151             128             108
1993                                       178             134             118
1994                                       169             128             120
1995                                       258             204             165
1996                                       319             289             203

--------
         1 The KBW 50 Total Return Index, published by Keefe, Bruyette & Woods, Inc., is a market-capitalization-weighted bank stock index that includes all money-center and most major regional bank holding companies.

EXECUTIVE OFFICERS OF THE CORPORATION

         The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

         JUDITH D. FISHER, age 51, has served as Executive Vice President of the Corporation since February 1994 and as Executive Vice President and Manager of the Treasury Group of The Huntington National Bank since January 1991. Ms. Fisher has also served as President of Huntington Bancshares Financial Corporation since April 1991. Ms. Fisher served as Senior Vice President and Manager, Investment and Funds Management, from September 1987 to January 1991.

         RALPH K. FRASIER, age 58, Executive Vice President, General Counsel, Secretary, and Cashier of The Huntington National Bank and General Counsel and Secretary of the Corporation, joined The Huntington National Bank in November 1975 as Vice President and General Counsel. Mr. Frasier was named Senior Vice President and General Counsel of The Huntington National Bank and General Counsel of the Corporation in July 1976. Mr. Frasier became Secretary to the Boards of Directors of both companies in June 1981 and was named Executive Vice President and Cashier of The Huntington National Bank in March 1983. Mr. Frasier has served as Secretary and Cashier of The Huntington Trust Company, National Association, since February 1988.

         PETER E. GEIER, age 39, has served as Vice Chairman of the Corporation and as a director and President and Chief Operating Officer of The Huntington National Bank since December 1996. Mr. Geier served as Executive Vice President for the Corporation from November 1994 until December 1996 and as Executive Director of Consumer Services from March 1994 to December 1996. Mr. Geier served as Senior Vice President for the Corporation from March 1994 to November 1994. Prior thereto, Mr. Geier served as Senior Vice President and Manager of Commercial Banking for The Huntington National Bank from November 1989 to March 1994. Mr. Geier joined The Huntington National Bank in March 1984 and served in various other capacities prior to November 1989.

         DIETER E. HEREN, age 55, has served as Executive Vice President and Executive Director of Credit Administration for the Corporation from November 1994 to the present. From November 1992 to November 1994, Mr. Heren served as Senior Vice President and Chief Credit Officer for the Corporation. Prior thereto, Mr. Heren served as Senior Vice President and Manager of Special Assets for The Huntington National Bank from April 1987 to November 1992 and as Senior Vice President and Division Executive for the International Department of The Huntington National Bank from May 1985 to April 1987.

         W. LEE HOSKINS, age 56, has served as Chairman of The Huntington National Bank since September 1993 and as a director and Chief Executive Officer since joining The Huntington National Bank in November 1991. He also served as President of the Huntington National Bank from November 1991 to December 1996. Since November 1991, Mr. Hoskins has served as a director and Vice Chairman of the Corporation and as a director of The Huntington Trust Company, National Association. Prior to joining the Corporation, Mr. Hoskins was the President and Chief Executive Officer of the Federal Reserve Bank of Cleveland from October 1987 to November 1991. From March 1981 to September 1987, Mr. Hoskins served as Senior Vice President and Chief Economist of PNC Financial Corp. in Pittsburgh, Pennsylvania. Mr. Hoskins has announced his retirement as an officer and director of the Corporation and The Huntington National Bank. By an amendment to his Employment Agreement with the Corporation, Mr. Hoskins will continue to serve as a director and officer until June 30, 1997, or such earlier date as the parties may mutually agree. Mr. Hoskins' term as a director of the Corporation expires at the 1997 Annual Meeting of Shareholders, and Mr. Hoskins is not a candidate for reelection.

         THOMAS R. PAPROCKI, age 42, has served as Executive Vice President of the Corporation and as President of Huntington Capital Corp. since October 1996. Prior to joining the Corporation, Mr. Paprocki was Senior Vice President, Head Fixed Income Trader and Director of Fixed Income Research for Robert W. Baird, Inc., an investment broker/dealer firm, from December 1993 to October 1996. From 1988 to December 1993, Mr. Paprocki served as Executive Vice President in charge of capital markets activities for Mesirow Financial, Inc., an investment broker/dealer firm.

         LESLIE P. RIDOUT, JR., age 51, has served as Executive Vice President of the Corporation since January 1997 and as Director of Human Resources of the Corporation since January 1992. Mr. Ridout also served as Senior Vice President of the Corporation from January 1992 to January 1997.

         RONALD J. SEIFFERT, age 40, has served as Vice Chairman of the Corporation and as a director and Vice Chairman of The Huntington National Bank since December 1996. He served as Executive Vice President and Executive Director of Commercial Services for the Corporation from January 1996 to December 1996. Prior thereto, Mr. Seiffert served as Executive Vice President and Group Manager of the Commercial Banking Group for the Northern Region of The Huntington National Bank from February 1994. Mr. Seiffert joined the Bank in 1979 and served in various other capacities prior to February 1994.

         ZUHEIR SOFIA, age 52, has served as President and a director of the Corporation from October 1984 to the present, as Chief Operating Officer from September 1986 to the present, and as Treasurer from February 1989 to the present. In addition, Mr.Sofia has served as a director of The Huntington National Bank since February 1981 and a director of The Huntington Trust Company, National Association, since February 1988. Mr. Sofia served as Vice Chairman of The Huntington National Bank from March 1983 to September 1986, as Senior Vice President of the Corporation from March 1983 to October 1984, as Executive Vice President of The Huntington National Bank from February 1981 to March 1983, as Treasurer of the Corporation from January 1984 to June 1984, and as Senior Vice President and Division Executive of the Corporate Banking, Funds Management, and International Divisions of The Huntington National Bank from December 1976 to February 1981. From the time he joined the Corporation in September 1971 until December 1976, Mr. Sofia served the Corporation in various other capacities.

         GERALD R. WILLIAMS, age 60, has served as Executive Vice President and Chief Financial Officer of the Corporation from April 1989 to the present. Mr. Williams has also served as Principal Accounting Officer since January 1997. From January 1987 to April 1989, Mr. Williams was the owner and President of Mattara Services, Inc., a consulting company to financial institutions and investors in financial institutions.

         FRANK WOBST, age 63, has served as Chairman of the Board and Chief Executive Officer of the Corporation from February 1981 to the present and as Chairman of The Huntington Trust Company, National Association, from February 1988 to the present. Mr. Wobst has also served as a director of The Huntington National Bank and the Corporation from the time he joined the Corporation in 1974 to the present. Mr. Wobst served as President of the Corporation from February 1981 to October 1984, as President of The Huntington National Bank from July 1974 until March 1983 and from March 1984 to September 1986 and as Chairman of the Board and Chief Executive Officer of The Huntington National Bank from February 1981 to September 1986.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN

         A proposal to approve the Huntington Bancshares Incorporated Amended and Restated 1994 Stock Option Plan (the "Amended Plan"), will be presented at the Annual Meeting of Shareholders. The Amended Plan was adopted as an integral part of the Corporation's compensation program and was previously approved by the Corporation's shareholders in 1994. The Board of Directors has amended the 1994 Stock Option Plan, subject to shareholder approval, and recommends that the Corporation's shareholders approve the Amended Plan as described herein. The material difference between the Amended Plan and the plan that was previously approved by shareholders is that under the Amended Plan non-employee directors of the Corporation and its subsidiaries are eligible for participation. The Board of Directors has approved termination of the Directors' Retirement Plan subject to and effective upon shareholder approval of the Amended Plan.

         The Amended Plan is intended as an incentive to encourage stock ownership by employees and non-employee directors of the Corporation and its subsidiaries by granting them options to purchase Common Stock of the Corporation so that they may acquire or increase their proprietary interest in the success of the Corporation. All employees, full-time or part-time, and all non-employee directors of the Corporation and its subsidiaries, are eligible if selected by the Committee to be a participant. As of January 31, 1997, the Corporation and its subsidiaries had 8,332 employees and the Corporation and its subsidiaries had 66 non-employee directors. It is not possible to state in advance the exact number or identity of the employees and non-employee directors who would receive option grants under the Amended Plan. However, to qualify grants made under the Amended Plan for exclusion from the deductibility limits of Section 162(m) of the Internal Revenue Code, the Amended Plan stipulates that the maximum number of shares which may be awarded during the term of the Amended Plan to any one participant is 1,804,687 shares, subject to adjustment for stock splits, stock dividends, and other changes in capitalization.

         Options may be granted under the Amended Plan for a maximum of 8,662,500 shares of Common Stock of the Corporation, subject to adjustment for stock splits, stock dividends, and other changes in capitalization. The shares will be made available from authorized but unissued shares of Common Stock of the Corporation. On February 13, 1997, the closing price per share of Common Stock of the Corporation was $29.

         The Amended Plan is administered by the Committee. The Committee determines the employees and non-employee directors to whom options will be granted, the number of shares subject to option, whether the options are intended to qualify for favorable tax status ("incentive stock options"), provided that non-employee directors are not eligible to receive incentive stock options, or are not intended to so qualify ("non-statutory options"), and the other terms and conditions of the options, including any performance related terms, which in any event must not be inconsistent with the terms of the Amended Plan.

         All options must be granted on or before April 21, 2004, and cannot be exercisable after the expiration of ten years from the date of grant. The exercise price must not be less than the fair market value of the underlying shares of Common Stock of the Corporation on the date of grant. Options not yet exercised are canceled upon termination of the optionholder's employment in the case of an employee, or canceled within thirteen months of termination of service as a director in the case of a non-employee director, for any reason other than death, retirement, or termination following a change in control of the Corporation or a disposition (other than a change in control) of substantially all of the shares or assets of the Corporation, in which case all options become exercisable immediately as of such termination date and remain exercisable for a specified period following the termination.

         The transfer of stock options is limited. An optionholder may transfer a non-statutory option to a revocable inter vivos trust as to which the optionholder is the settlor, and may transfer a non-statutory option for no consideration to a "Permissible Transferee." A Permissible Transferee is defined as any member of the immediate family of the optionholder, any trust solely for the benefit of members of the optionholder's immediate family, or any partnership whose only partners are members of the optionholder's immediate family. Any transferee shall remain subject to all of the terms and conditions applicable to such non-statutory option and subject to the rules and regulations prescribed by the Committee. Any permitted transfer shall consist of one or more options covering a minimum of 5,000 shares. A non-statutory option may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. Other than as described above, options are not transferable, except by will or the laws of descent and distribution, and except that an optionholder may designate in writing a beneficiary to exercise his or her non-statutory stock options after the optionholder's death.

         No option may be granted to any employee or non-employee director if, upon the granting of the option, the number of shares of Common Stock then subject to all options held by such employee or non-employee director plus the shares of Common Stock then owned by such employee or non-employee director would constitute more than 10% of the total combined voting power of all classes of stock of the Corporation. No option may qualify as an incentive stock option if the aggregate fair market value of the underlying shares (determined as of the date of grant) with respect to which such option is exercisable for the first time by any option holder during any calendar year under the Amended Plan or any other incentive stock option plan of the Corporation or a parent company of the Corporation exceeds $100,000.

         Upon the exercise of an option, the underlying shares of Common Stock must be paid for in full, either by check payable to the Corporation or by delivery of Common Stock having a fair market value equal to the exercise price, or in any combination thereof. The optionholder must pay to the Corporation an amount equal to any tax which the Corporation is required to withhold under any federal, state, or local tax laws. Payment of the exercise price or withholding amount may be satisfied with respect to the exercise of any option by making an election to either have the Corporation withhold from the shares otherwise to be delivered such number of shares of the Corporation which have a fair market value equal to the exercise price and/or the amount of the withholding requirement or deliver to the Corporation sufficient shares of Common Stock having a fair market value equal to the exercise price or the withholding requirement.

         Generally, no income is recognized when either type of option is granted to the optionholder. Upon the exercise of a non-statutory option, the excess of the fair market value of the shares on the date of exercise over the option price is ordinary income to the optionholder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain realized upon a later sale of the shares for an amount in excess of their tax basis will be taxed as capital gain, with the character of the gain (short-term or long-term) dependent upon how long the shares were held. The Corporation is entitled to a tax deduction equal to the amount of the ordinary income recognized by the optionholder in connection with the exercise of a non-statutory option.

         No income is recognized by the optionholder upon the exercise of an incentive stock option. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable tax treatment, shares acquired pursuant to the exercise of an incentive stock option may not be disposed of within two years after the date the option was granted nor within one year after the exercise date, whichever is longer. If the shares are sold before the end of the longer of these holding periods, the lesser of (i) the difference between the exercise price and the value of the shares on the date of exercise, or (ii) the total gain on the sale, is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If these holding periods are met, all gain realized upon a later sale of the shares for an amount in excess of the tax basis will be taxed as capital gain. No deduction is available to the Corporation in connection with the exercise of incentive stock options if the holding periods discussed above are met.

         The following table indicates the options that have been granted to date to the specified persons and groups under the 1994 Stock Option Plan.

Option Recipients                                                       Stock Options Received
-----------------                                                       ----------------------
Frank Wobst                                                                            453,746
Zuheir Sofia                                                                           212,434
W. Lee Hoskins                                                                         144,372
Gerald R. Williams                                                                      60,977
Judith D. Fisher                                                                        59,534
All Current Executive Officers as a Group                                            1,099,422
All Employees                                                                        1,544,927


         Non-employee directors will not be eligible to participate in the 1994 Stock Option Plan prior to approval by shareholders. Nominees for election as directors and associates of directors, nominees, or executive officers who are not employees are not eligible to participate. No options have been granted under the Amended Plan to non-employee directors and it is contemplated that no options will be granted to such non-employee directors until after the shareholders approve the Amended Plan.

         The Board of Directors of the Corporation may amend, modify, or terminate the Amended Plan at any time without shareholder approval unless such approval otherwise is required by applicable law. No action may be taken by the Corporation which would impair the validity of any then outstanding option or which would prevent any then outstanding incentive stock options from qualifying as such.

         A resolution calling for the approval of the Amended Plan will be introduced at the meeting. The persons appointed as proxies will vote FOR this proposal, unless otherwise directed. If the Amended Plan is not approved by the Corporation's shareholders before June 30, 1997, the 1994 Stock Option Plan will not be amended to provide for the participation of non-employee directors. In addition, if the shareholders do not approve the Amended Plan, the resolution of the Board of Directors approving the termination of the Directors' Retirement Plan will lapse and be of no force and effect.

         The Corporation believes that its stock option plans have made a significant contribution to the success of the Corporation in attracting and retaining key employees and encouraging their ownership of the Corporation. The Corporation believes that making non-employee directors eligible for stock options will also help to attract and retain qualified directors, and further that making non-employee directors eligible for grants of stock options is more aligned with shareholder interests than the Directors' Retirement Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDED PLAN.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP, independent auditors, as auditors for the Corporation for the year 1997. Although not required, the Board of Directors is submitting its selection to the shareholders of the Corporation for ratification. Ernst & Young LLP has served as the independent auditor for the Corporation since its inception in 1966. The Board of Directors believes that the reappointment of Ernst & Young LLP for the year 1997 is appropriate because of the firm's reputation, qualifications, and experience. Representatives of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions. The Board of Directors will reconsider the appointment of Ernst & Young LLP if its selection is not ratified by the shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers, directors and persons who are beneficial owners of more than ten percent of the Corporation's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, and on written representations from reporting persons concerning the necessity of filing a Form 5-Annual Statement of Changes in Beneficial Ownership, the Corporation believes that, during 1996, all filing requirements applicable for reporting persons were met.

PROPOSALS BY SHAREHOLDERS FOR 1998 ANNUAL MEETING

         If any shareholder of the Corporation wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Corporation to be held in 1998, the proposal must be received by the Secretary of the Corporation at the principal executive offices of the Corporation, Huntington Center, 41 South High Street, Columbus, Ohio 43287, prior to the close of business on October 23, 1997. In addition, the Corporation's Bylaws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors, and (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Any shareholder who wishes to submit a proposal to be acted upon at next year's annual meeting or who wishes to nominate a candidate for election as a director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of the Corporation at the principal executive offices of the Corporation.

OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any such other matter in accordance with their best judgment.

         The Corporation's 1996 Annual Report, including financial statements, was furnished to shareholders prior to or concurrently with the mailing of this proxy material. THE CORPORATION'S FORM 10-K FOR 1996 AND ADDITIONAL COPIES OF THE 1996 ANNUAL REPORT WILL BE FURNISHED, WITHOUT CHARGE, TO SHAREHOLDERS OF THE CORPORATION UPON WRITTEN REQUEST TO INVESTOR RELATIONS, HUNTINGTON BANCSHARES INCORPORATED, HUNTINGTON CENTER, COLUMBUS, OHIO 43287.

         If you are an employee of the Corporation or its affiliated corporations and are receiving this Proxy Statement as a result of your participation in the Corporation's Stock Purchase and Tax Savings Plan, a proxy card has not been included. Instead, an instruction card, similar to a proxy card, has been provided so that you may instruct the trustee how to vote your shares held under this plan.

                       HUNTINGTON BANCSHARES INCORPORATED

                              AMENDED AND RESTATED
                              --------------------
                             1994 STOCK OPTION PLAN
                             ----------------------

     1. PURPOSE. This Amended and Restated 1994 Stock Option Plan is intended as an incentive to encourage stock ownership by employees and Eligible Directors of Huntington Bancshares Incorporated or its subsidiaries by granting them Incentive Stock Options and/or Non-Statutory Stock Options to purchase its shares so that they may acquire or increase their proprietary interest in the success of the Company.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall have the following meanings:

          (i) "Change in Control" shall be deemed to have occurred if and when, after the date hereof, (i) subject to the limitations set forth in this paragraph, any "Person" (as that term is defined as of the date hereof in Section 225.2(j) of Regulation Y ("Regulation Y") issued by the Board of Governors of the Federal Reserve System), other than the Company or any employee stock ownership, profit-sharing, salary adjustment or other employee benefit plan of the Company, a majority of each class of equity securities of which is directly or indirectly owned by HBI or any trustee or fiduciary with respect thereto solely by reason of such capacity of such trustee or fiduciary, acquires, directly or indirectly, or through or in concert with one or more Persons, "Control" (as that term is defined as of the date hereof in Section 225.2(e)(1) of Regulation Y) of HBI or control or the power to vote 10% or more (but less than 25%) of the votes attributable to the voting securities of HBI if no other person will own a greater percentage of the votes attributable to such voting securities immediately after the acquisition transaction; (ii) HBI or in one or more transactions 50% or more of its assets or earning power, is acquired by or combined with another Person and less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) after such acquisition or combination is owned, immediately after such acquisition or combination, by the owners of the voting shares of HBI outstanding immediately prior to such acquisition or combination; or (iii) any Person, acting alone or through or in concert with one or more Person, shall elect, at one or more meetings of shareholders of HBI, a majority of the members of HBI's Board of Directors who were not members of, or elected or recommended by, the previously existing Board of Directors of HBI. In defining "Control," all voting securities of HBI shall be considered to be a single class.

          (ii) "Committee" shall mean the Compensation and Stock Option Committee of the Board of Directors of HBI.

          (iii)"Company" shall mean HBI and its direct or indirect, present or future, subsidiaries.

          (iv)"Date of Grant" shall mean the date on which the Committee approves the granting of an option.

          (v) "Eligible Director" shall mean an individual who is now, or hereafter becomes, a member of the Board of Directors of the Company and who is neither an employee nor an officer of the Company.

          (vi) "Expiration Date" shall mean the last day of the period during which an option granted under this Plan may be exercised.

          (vii)"Fair market value" of shares shall mean the mean between the closing highest and lowest selling prices at which such stock was sold on the Grant Date on the NASDAQ National Market. In the event the Date of Grant or the date of exercise, as applicable, falls on a weekend or holiday, the fair market value shall be determined as of the business day immediately preceding the applicable Date of Grant or date of exercise. In any other situation not covered by the foregoing, "fair market value" shall be determined in good faith by the Committee, using principles consistent with the intent and purpose of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued pursuant thereto.

          (viii) "HBI" shall mean Huntington Bancshares Incorporated.

          (ix) "Incentive Stock Option" shall have the meaning defined in
     Section 422 of the Internal Revenue Code of 1986 as in effect on the effective date of this Plan.

          (x) "Non-Statutory Stock Option" shall mean a stock option not defined in Section 422 of the Internal Revenue Code of 1986 as in effect on the effective date of this Plan and not intended to qualify as an "Incentive Stock Option".

          (xi) "Optionholder" shall mean an employee or Eligible Director of the Company to whom an option has been granted under the Plan.

          (xii)"Other Termination" shall mean the termination of the employment or the directorship of an Optionholder, as the case may be, for any reason following a Change of Control or following the disposition other than in a Change of Control, directly or indirectly, of substantially all of the stock or assets of the Company to any person or entity other than the Company.

          (xiii) "Parent" and "subsidiary" shall have the meanings set forth in
     Section 424 of the Internal Revenue Code of 1986, as amended.

          (xiv) "Plan" shall mean the Amended and Restated Huntington Bancshares Incorporated 1994 Stock Option Plan as set forth herein and as amended from time to time.

          (xv) "Retirement" shall mean, in the case of an employee, the retirement from the employ of the Company under one or more of the retirement plans of the Company and, in the case of an Eligible Director, shall mean the date when the Eligible Director is no longer serving as a member of the Board of Directors of the Company and is no longer eligible to be re-elected as a director of the Company pursuant to the mandatory retirement provisions of the Company's by-laws and other applicable law.

     3. ELIGIBILITY. All employees, full-time or part-time, of the Company, including those employees who are also directors of HBI, and all Eligible Directors shall be eligible to receive options pursuant to the Plan if selected pursuant to Section 5 as a Plan participant. More than one option may be granted to an employee or an Eligible Director, provided, however, in no event shall any employee or Eligible Director be eligible to receive options to purchase more than ONE MILLION EIGHT HUNDRED FOUR THOUSAND SIX HUNDRED EIGHTY SEVEN (1,804,687) shares under this Plan subject to adjustment for stock splits, stock dividends or other changes in the capitalization of HBI.

     4. SHARES SUBJECT TO PLAN. Options may be granted under the Plan only for common shares of HBI. The number of shares for which options may be granted under the Plan shall be EIGHT MILLION SIX HUNDRED SIXTY TWO THOUSAND FIVE HUNDRED (8,662,500). If during the term of the Plan there shall be a stock split, stock dividend or other change in the capitalization of HBI, the number of shares for which options may be granted under this Plan and the number of shares for which options have been granted hereunder shall be appropriately and proportionately adjusted to reflect the same. Any fractional share shall be rounded down to a whole share. The number of shares for which options may be granted or have been granted hereunder shall be made available from authorized but unissued or reacquired common shares of HBI. Any shares for which an option is granted hereunder which are released from such option, for any reason, shall be available for other options under this Plan.

     5. GRANT OF OPTIONS. The Committee shall from time to time determine: (i) those employees and/or Eligible Directors of the Company to whom options to purchase shares shall be granted under this Plan, (ii) the number of shares which shall be subject to each option as granted, (iii) whether such option is an Incentive Stock Option or a Non-Statutory Stock Option, provided, however, that any option that is granted to an Eligible Director may only be a Non-Statutory Stock Option, and (iv) such other terms and conditions of the option which are not inconsistent with this Plan.

     No option shall be granted to any employee or Eligible Director if, upon the granting of such option, the number of shares then subject to all options to purchase held by the employee or Eligible Director, as the case may be, plus the shares then owned by such employee or Eligible Director, would constitute more than 10% of the total combined voting power of all classes of stock of HBI. For the purpose of the preceding sentence, an employee or an Eligible Director shall be deemed to own all shares which are attributable to him or her under Section 424(d) of the Internal Revenue Code of 1986, as amended, including, without limiting the generality of the foregoing, shares owned by his or her brothers, sisters, spouse, ancestors and lineal descendants.

     6. OPTION AGREEMENT. Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve. All such option agreements shall incorporate this Plan by reference, shall be subject to all the terms and conditions of the Plan and shall include the following information:

          (a) TYPE OF OPTION. Each option agreement shall designate whether the option thereby granted is an Incentive Stock Option or a Non-Statutory Stock Option and shall state the number of shares for which it is granted. Provided, however, that no option shall qualify as an Incentive Stock Option if the aggregate fair market value of the stock (determined as of the Date of Grant) with respect to which such option is exercisable for the first time by any Optionholder during any calendar year under this Plan or any other incentive stock option plan of HBI exceeds One Hundred Thousand Dollars ($100,000). Any option failing to qualify as an Incentive Stock Option under the preceding sentence of this subsection (a) shall be deemed a Non-Statutory Stock Option and all terms and conditions applicable to Non-Statutory Stock Options shall apply. Notwithstanding the foregoing, any option that is granted to an Eligible Director pursuant to the Plan shall be a Non-Statutory Stock Option.

          (b) DATE OF GRANT. Each option agreement shall state the Date of Grant of the option thereunder and the period during which such option may be exercised, which period shall end not more than ten years after the Date of Grant of such option. All options shall be granted on or before April 21, 2004.

          (c) EXERCISE PRICE. Each option agreement shall state the option price or the method by which the option price will be determined, which shall not be less than the fair market value of the shares subject to the option on the Date of Grant of such option.

          (d) INITIAL EXERCISE DATE. Each option agreement shall indicate the date upon which such option is exercisable for the first time by the Optionholder or the method by which the date shall be determined.

     7. TERMS AND CONDITIONS. Each option granted pursuant to the Plan shall be subject to the following terms and conditions:

          (a) EXERCISE UPON DEATH. Upon the death of any Optionholder (1) while in the employ of the Company, or (2) while serving as a member of the Board of Directors of the Company, or (3) after Retirement, but prior to the exercise in full of any option granted to such Optionholder, the Optionholder's executor, administrator or such other person or persons to whom the option shall pass by testamentary transfer, bequest or by the operation of the laws of descent and distribution, may exercise any option then unexercised in full within the period ending upon the earlier of the Expiration Date of the option or the date thirteen months after the Optionholder's death, and may then purchase all or any part of the shares subject to the option, whether or not such option is then exercisable in full pursuant to its terms.

          (b) EXERCISE UPON RETIREMENT OR OTHER TERMINATION. Upon the Retirement of an Optionholder or upon the Other Termination of an Optionholder's employment prior to the exercise in full of any Incentive Stock Option, such Optionholder may exercise any such Incentive Stock Option then unexercised within the period ending upon the earlier of the Expiration Date of such Incentive Stock Option or the date three months after Retirement or Other Termination of such Optionholder's employment, and may then purchase all or any part of the shares subject to the option, whether or not such option is then exercisable in full pursuant to its terms.

          Upon the Retirement of an Optionholder or upon the Other Termination of an Optionholder's employment or service as a director prior to the exercise in full of any Non-Statutory Stock Option, such Optionholder may exercise any such Non-Statutory Stock Option then unexercised within the period ending upon the Expiration Date of such Non-Statutory Stock Option, and may then purchase all or any part of the shares subject to the option, whether or not such option is then exercisable in full pursuant to its terms.

          (c) EXERCISE UPON LIQUIDATION. If HBI shall liquidate, dissolve, or shall be a party to a merger or consolidation to which the Company shall not be the surviving corporation (other than in a "Change in Control"), HBI shall give written notice thereof to all Optionholders under this Plan at least thirty days prior thereto, and such Optionholders shall have the right within such thirty-day period to exercise their options in full to the extent not previously exercised; provided, however, that in no event shall such options be exercised after the specific Expiration Date set forth therein. To the extent that options shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, such options shall terminate on that date unless the surviving corporation (or its parent or subsidiary) in any such merger or consolidation shall substitute or assume the option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, applies.

          (d) NON-TRANSFERABILITY. Except as provided below, no option shall be transferable by the Optionholder, except by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by such Optionholder. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the option, shall thereupon cause the option to terminate and be cancelled, and such option shall then be null and void and without effect.

          Notwithstanding the above, an Optionholder may, to the extent provided in this Plan: (a) designate in writing a beneficiary to exercise his or her Non-Statutory Stock Option after the Optionholder's death; (b) transfer a Non-Statutory Stock Option to a revocable inter vivos trust as to which the Optionholder is the settlor; and (c) transfer a Non-Statutory Stock Option for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (w) any member of the Immediate Family of the Optionholder to whom such Non-Statutory Stock Option was granted, (x) any trust solely for the benefit of members of the Optionholder's Immediate Family, or (y) any partnership whose only partners are members of the Optionholder's Immediate Family; and further provided that (i) the transferee shall remain subject to all of the terms and conditions applicable to such Non-Statutory Stock Options prior to and after such transfer; and (ii) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 9 herein. Any such transfer to a Permissible Transferee shall consist of one or more options covering a minimum of five thousand (5,000) option shares. A Non-Statutory Stock Option may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. In the case of (b) and (c), the option shall only be exercisable by the trustee or Permissible Transferee, as applicable. For the purposes of this Section 7(d), "Immediate Family" means, with respect to a particular Optionholder, such Optionholder's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

          (e) TERMINATION OF OPTION. Notwithstanding the first sentence of
     Section 6(b), each option granted to an employee of the Company pursuant to the Plan shall terminate and be cancelled upon the termination of the employment with the Company for any reason other than the death, Retirement, or Other Termination of such an Optionholder's employment. Notwithstanding the first sentence of Section 7(b), upon the termination of an Eligible Director's service as a director of the Company for any reason other than the death, Retirement, or Other Termination of such Optionholder, such Optionholder may exercise any Non-Statutory Stock Option then unexercised within the period ending upon the earlier of (1) the Expiration Date of such Non-Statutory Stock Option , or (2) the date thirteen months after the termination of such Eligible Director's directorship, or (3) the date that the Committee, in its sole discretion, cancels and terminates any such unexercised Non-Statutory Stock Option.

     8. EXERCISE PROCEDURE. Subject to the limitations upon exercise imposed under Sections 6(b), and 7(a), (b), (c), and (e) of the Plan, all options granted under the Plan may be exercised in accordance with the following requirements:

          (a) Each option may be exercised in full or in any part at any time during the period of the option, to the extent then exercisable, but not in an amount less than fifty shares (or the remaining shares then covered by the option, if less then fifty shares).

          (b) Each option may be exercised by mailing or delivering to HBI at the office of its Corporate Compensation Department (or other person designated by the Committee) a written notice of exercise signed by the person entitled to exercise the option, and stating the number of shares with respect to which it is then being exercised.

          (c) The date of exercise shall be the date such written notice of exercise is received, if delivered by hand or through inter-company mail, or, if mailed, the date of the legible postmark stamped on the envelope by the U.S. Postal Service (metered dates shall not be accepted). Provided, however, if the date of exercise as determined above shall be the record date for the payment of a dividend by HBI, such written notice of exercise must be received prior to 12:00 noon on the dividend record date; otherwise, the date of exercise shall be the first business day immediately following the dividend record date.

          (d) Each written notice of exercise shall be accompanied by the payment either (i) by check payable to HBI in the amount of the purchase price of the shares then being purchased, or (ii) in shares of HBI having a fair market value equal to the purchase price of the shares then being purchased, or by written direction to HBI signed by the person entitled to exercise the option to withhold from the shares otherwise to be delivered on the exercise of the option that number of shares of HBI having a fair market value equal to the exercise price, or any combination thereof.

          (e) Upon the exercise of any option, the Optionholder shall be required to pay, or make satisfactory provision for payment, to HBI of an amount equal to any tax which HBI is required to withhold under any federal, state or local tax laws in connection with the exercise of any option granted under this Plan. The Optionholder may satisfy this obligation, in whole or in part, with respect to any option exercised by making an election ("Election") at the time the Optionholder provides written notice of exercise to HBI pursuant to Section 8(b) above to either
     (i) have HBI withhold from the shares otherwise to be delivered on the exercise of the option that number of shares of HBI having a fair market value equal to the amount of the withholding requirement, or (ii) to deliver to HBI sufficient shares of HBI having a fair market value equal to the amount of the withholding requirement. Such shares shall be valued at their fair market value on the date that income from the exercise of such option becomes taxable ("Tax Date"). At the time of making an Election, the Optionholder may certify to the Committee the rates (which shall not exceed the maximum Federal and the maximum state statutory rates applicable to the income of individuals for the year in which Tax Date occurs, exclusive of any effect that losses of deduction or credits at various income levels may have on such Optionholder's taxes) at which the Optionholder, upon adequate investigation, expects his or her income from the shares to be taxed and requests that withholding with respect to Federal and state income taxes be made at such rates. Delivery of or withholding of fractional shares shall not be permitted.

          Upon receipt of payment of the exercise price or written direction with respect to such exercise price and upon payment or satisfactory provision for payment of any taxes due on the exercise of any option, HBI shall issue and deliver to the person exercising the option a certificate or certificates for the shares with respect to which the option shall have been so exercised (less any shares withheld in payment of the exercise price or any withholding requirement), dated as of the date of exercise.

     9. AUTHORITY OF THE COMMITTEE.

          (a) Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan and any option granted hereunder and to establish, amend and rescind rules and regulations for its administration, and it shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

          (b) In addition to such other rights of indemnification which they may have as directors, the members of the Committee shall be indemnified by HBI against the reasonable expenses, including attorneys fees, incurred in connection with the defense of any action, suit or proceeding, or in connection any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by HBI) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or gross misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding, a Committee member shall in writing offer HBI the opportunity, at its sole expense, to handle and defend the same.

     10. GENERAL.

          (a) HBI, by action of its Board of Directors, reserves the right to amend, modify or terminate this Plan at any time, except that no action shall be taken by HBI which will impair the validity of any option then outstanding or which will prevent options issued or to be issued under this Plan from being Incentive Stock Options.

          (b) No Optionholder under this Plan shall have any rights as a shareholder or otherwise with respect to stock subject to the option until the option shall have been exercised with respect to such stock as herein provided. No option granted under this Plan shall be exercised before the stock subject to the Plan has been registered or qualified for sale under appropriate federal and state securities laws.

          (c) This Plan, and all options granted hereunder, shall be subject to and interpreted and construed under the laws of the State of Ohio.

          (d) This Plan is effective on the date of its adoption by HBI's Board of Directors, provided it is approved by the shareholders of HBI. If not so approved, the 1994 Stock Option Plan shall continue as the same was in effect prior to the adoption of the amendments thereto and all options granted thereunder shall remain in full force and effect.

Go to the bank without going to the Bank.

[Graphic: man seated in front of computer monitor, with feet on desk]

Get on line.  www.huntington.com

[Logo] Huntington Banks
Take control of your money.(SM)

Member FDIC. Huntington(R) and Huntington Banks(R) are federally registered service marks of Huntington Bancshares Incorporated. (C) 1997 Huntington Bancshares Incorporated.




         Below is your proxy card. Please read both sides, vote, sign and return it in the enclosed postage paid envelope.

                                                                    COMMON STOCK
                   PROXY - HUNTINGTON BANCSHARES INCORPORATED

         The undersigned shareholder of Huntington Bancshares Incorporated hereby appoints Jon M. Anderson, S. Ronald Cook, Jr., and Michael T. Radcliffe, or any one or more of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Huntington Bancshares Incorporated to be held in the Capitol Square Banking Lobby of The Huntington National Bank, 17 South High Street, Columbus, Ohio, on Thursday, April 24, 1997, and at any adjournment or adjournments thereof as follows:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

         1.  Election of Directors.
                [ ] FOR all nominees listed below               [ ] WITHHOLD AUTHORITY to vote for
                    (except as marked to the contrary below)        all nominees listed below

                        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE
                                           THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                           Robert H. Schottenstein            Zuheir Sofia              William J. Williams

         2.  Approval of the Huntington Bancshares Incorporated Amended and Restated 1994 Stock Option Plan.
         [ ]  FOR                          [ ]  AGAINST                 [ ]  ABSTAIN

                              Fold and Detach Here

         3. Ratification of the appointment of Ernst & Young LLP to serve as independent auditors for the Corporation for the year 1997.
         [ ]  FOR              [ ]  AGAINST           [ ]  ABSTAIN

         4. In their discretion to vote upon such other matters as may properly come before the meeting.

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, FOR THE APPROVAL OF THE AMENDED AND RESTATED
                        1994 STOCK OPTION PLAN, AND FOR
           THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

Please sign and date this Proxy below and return in the enclosed envelope.

                                   Date:_______________________,1997

                                   __________________________________
                                   (Signature)

                                   __________________________________
                                   (Signature)
                                   Please date and sign your name as it
                                   appears hereon. When signing as
                                   attorney, executor, administrator or
                                   guardian, please give full title. All
                                   joint owners must sign.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Go to the bank without going to the Bank.

[Graphic: man seated in front of computer monitor, with feet on desk]

Get on line.  www.huntington.com

[Logo] Huntington Banks
Take control of your money.(SM)

Member FDIC. Huntington(R) and Huntington Banks(R) are federally registered service marks of Huntington Bancshares Incorporated. (C) 1997 Huntington Bancshares Incorporated.


         Below is your instruction card. Please read both sides, vote, sign and return in the enclosed postage paid envelope.

                                  HUNTINGTON STOCK PURCHASE AND TAX SAVINGS PLAN
                       INSTRUCTIONS TO TRUSTEE FOR VOTING

         The undersigned participant in the Huntington Stock Purchase and Tax Savings Plan ("Plan") hereby instructs The Huntington Trust Company, National Association, Trustee, under the Plan, to appoint Jon M. Anderson, S. Ronald Cook, Jr., and Michael T. Radcliffe, or any one or more of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the "Corporation") which the undersigned is entitled to vote pursuant to paragraph 10.02 of the Plan at the Annual Meeting of Shareholders of the Corporation to be held in the Capitol Square Banking Lobby of The Huntington National Bank, 17 South High Street, Columbus, Ohio, on Thursday, April 24, 1997, and at any adjournment or adjournments thereof as follows:
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

         1.  Election of Directors.
               [ ] FOR all nominees listed below               [ ] WITHHOLD AUTHORITY to vote for
                   (except as marked to the contrary below)        all nominees listed below

                        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE
                                           THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                  Robert H. Schottenstein            Zuheir Sofia               William J. Williams

         2.  Approval of the Huntington Bancshares Incorporated Amended and Restated 1994 Stock Option Plan.
         [ ]  FOR                   [ ]  AGAINST              [ ]  ABSTAIN

                              Fold and Detach Here

         3. Ratification of the appointment of Ernst & Young LLP to serve as independent auditors for the Corporation for the year 1997.
          [ ]  FOR             [ ]  AGAINST         [ ]  ABSTAIN

         4. In their discretion to vote upon such other matters as may properly come before the meeting.

 IF NO DIRECTION IS MADE, THE TRUSTEE'S PROXY WILL BE VOTED FOR THE ELECTION OF
              THE DIRECTOR NOMINEES NAMED HEREIN, FOR THE APPROVAL
                 OF THE AMENDED AND RESTATED 1994 STOCK OPTION
    PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

         With respect to shares of Common Stock held for the account of the undersigned under the Plan, the undersigned hereby instructs the Trustee to sign and forward the proxy being solicited by the Board of Directors of the Corporation to vote as herein directed.

                Please sign and date below and return in the enclosed envelope.


                _________________________________
                (Signature)

                Date:________________________, 1997